                           SQUIRE, SANDERS & DEMPSEY
                                    L.L.P.
                              Counsellors at Law       Telephone (216) 479-8500
                                4900 Key Tower         Telecopier (216) 470-8780
                              127 Public Square
                          Cleveland, Ohio 44114-1304

                                June 30, 1998


                                                                 Exhibit (11)(b)

Armada Funds
4400 Computer Drive
Westborough, MA 01581

      Re: Armada Funds (Ohio Tax Exempt Fund)
          Post-Effective Amendment No. 42 -- Consent of Counsel
          -----------------------------------------------------

      We hereby consent to use of our name and to the reference to our Firm under caption "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 42 to the Registration Statement (No. 33-488) on Form N-1A under the Securities Act of 1933, as amended, of Armada Funds.

                                               Squire, Sanders & Dempsey L.L.P.


   Bratislava - Brussels - Budapest - Columbus - Jacksonville - Kyiv - London
           Miami - Moscow - New York - Phoenix - Prague - Washington